EXHIBIT 5.2

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Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, CA 94025	650 752 2000 tel 650 752 2111 fax

February 24, 2012

Comcast Corporation

One Comcast Center

Philadelphia, Pennsylvania 19103-2838

Ladies and Gentlemen:

Comcast Corporation, a Pennsylvania corporation (the “Company”) is filing with the Securities and Exchange Commission a Registration Statement on Form S-3 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), (i) shares of the Company’s Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”); (ii) shares of the Company’s Class A Special Common Stock, par value $0.01 per share (the “Class A Special Common Stock”); (iii) shares of the Company’s preferred stock, without par value (the “Preferred Stock”); (iv) the Company’s senior debt securities and subordinated debt securities (collectively, the “Debt Securities”) which may be fully and unconditionally guaranteed by each of Comcast Cable Communications, LLC, Comcast Cable Holdings, LLC, Comcast MO Group, Inc., and Comcast MO of Delaware, LLC (collectively, the “Cable Guarantors”); (v) warrants (the “Warrants”), which may be issued pursuant to a warrant agreement (the “Warrant Agreement”) between the Company and the warrant agent to be named therein; (vi) purchase contracts (the “Purchase Contracts”) which may be issued under one or more purchase agreements (each, a “Purchase Contract Agreement”) to be entered into between the Company and the purchase contract agent to be named therein (the “Purchase Contract Agent”) requiring the holders thereof to purchase or sell (A) the Company’s securities or securities of an entity unaffiliated or affiliated with the Company, a basket of such securities, an index or indices of such securities or any combination of the above, (B) currencies or composite currencies or (C) commodities; (vii) units (the “Units”) consisting of Debt Securities, Warrants, Purchase Contracts, Preferred Stock, Class A Common Stock or Class A Special Common Stock or any combination of the foregoing to be issued under one or more unit agreements to be entered into among the Company, a bank or trust company, as unit agent (the “Unit Agent”), and the holders from time to time of the Units (each such unit agreement, a “Unit Agreement”); (viii) guarantees (the “Cable Guarantees”) of the Debt

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Securities by the Cable Guarantors; and (ix) guarantees (the “Additional Guarantees”) of Warrants, Purchase Contracts and Units or any combination of the foregoing by the Cable Guarantors to be issued under one or more guarantee agreements (each, a “Guarantee Agreement” to be entered into by the Cable Guarantors). The Debt Securities, Preferred Stock, Class A Common Stock, Class A Special Common Stock, Warrants, Purchase Contracts, Units, Cable Guarantees and Additional Guarantees are herein collectively referred to as the “Securities.” The Debt Securities and the Preferred Stock may be convertible and/or exchangeable for Securities or other securities or rights. The senior Debt Securities are to be issued pursuant to an Indenture, dated as of January 7, 2003, as amended by that First Supplemental Indenture, dated as of March 25, 2003, and that Second Supplemental Indenture, dated as of August 31, 2009 (together, the “Senior Indenture”), among the Company, the Cable Guarantors and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee. The subordinated Debt Securities are to be issued pursuant to an Indenture (the “Subordinated Indenture”) among the Company, the Cable Guarantors and The Bank of New York Mellon, as Trustee, substantially in the form attached as an exhibit to the Registration Statement. The Senior Indenture and the Subordinated Indenture are hereinafter referred to individually as an “Indenture” and collectively as the “Indentures.” The Company may offer Depositary Shares (the “Depositary Shares”) representing interests in Preferred Stock deposited with a Depositary and evidenced by Depositary Receipts, and such Depositary Shares are also covered by the Registration Statement. The Class A Common Stock and Class A Special Common Stock may be issued with associated rights under the Rights Agreement dated as of November 18, 2002, as amended by Amendment No. 1 to the Rights Agreement dated as of December 20, 2010, between the Company and Wells Fargo, National Association (as successor to Computershare Inc., formerly known as EquiServe Trust Company, N.A.), as Rights Agent.

We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all signatures on all documents that we reviewed are genuine, (iv) all natural persons executing documents had and have the legal capacity to do so, (v) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vi) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, we advise you that, in our opinion:

1. Assuming the Senior Indenture has been duly authorized, executed and delivered by the Trustee and the Company, and when the Subordinated Indenture and any supplemental indenture to be entered into in connection with the issuance of any Debt Securities have been duly authorized, executed and delivered by the Trustee, the Company and the Cable Guarantors; the specific terms of a particular series of Debt Securities have been duly authorized and established in accordance with the applicable Indenture; and such Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the applicable Indenture and the applicable underwriting or other agreement against payment therefor, such Debt Securities will constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

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2. Assuming the Senior Indenture has been duly authorized, executed and delivered by the Trustee and the Company, and when the Subordinated Indenture and any supplemental indenture to be entered into in connection with the issuance of any Debt Securities have been duly authorized, executed and delivered by the Trustee, the Company and the Cable Guarantors; the specific terms of a particular series of Debt Securities have been duly authorized and established in accordance with the applicable Indenture; and such Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the applicable Indenture and the applicable underwriting or other agreement against payment therefor, the Cable Guarantees relating to such Debt Securities will constitute valid and binding obligations of the Cable Guarantors, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

3. When the Warrant Agreement to be entered into in connection with the issuance of any Warrants has been duly authorized, executed and delivered by the Warrant Agent and the Company; the specific terms of the Warrants have been duly authorized and established in accordance with the Warrant Agreement; and such Warrants have been duly authorized, executed, issued and delivered in accordance with the Warrant Agreement and the applicable underwriting or other agreement against payment therefor, such Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

4. When the Guarantee Agreement to be entered into in connection with the issuance of any Additional Guarantees has been duly authorized, executed and delivered by the Cable Guarantors and any agent party thereto; the Additional Guarantees have been duly authorized and established in accordance with the Guarantee Agreement; and such Additional Guarantees have been duly authorized, executed, issued and delivered in accordance with the Guarantee Agreement and the applicable underwriting or other agreement against payment therefor, such Additional Guarantees will constitute valid and binding obligations of the Cable Guarantors, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

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5. When the Purchase Contract Agreement to be entered into in connection with the issuance of any Purchase Contracts has been duly authorized, executed and delivered by the Purchase Contract Agent and the Company; the specific terms of the Purchase Contracts have been duly authorized and established in accordance with the Purchase Contract Agreement; and such Purchase Contracts have been duly authorized, executed, issued and delivered in accordance with the Purchase Contract Agreement and the applicable underwriting or other agreement against payment therefor, such Purchase Contracts will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

6. When the Unit Agreement to be entered into in connection with the issuance of any Units has been duly authorized, executed and delivered by the Unit Agent and the Company; the specific terms of the Units have been duly authorized and established in accordance with the Unit Agreement; and such Units have been duly authorized, executed, issued and delivered in accordance with the Unit Agreement and the applicable underwriting or other agreement against payment therefor, such Units will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such Security, (i) the Board of Directors or, in the case of a limited liability company, the managing member shall have duly established the terms of such Security and duly authorized the issuance and sale of such Security and such authorization shall not have been modified or rescinded; (ii) the Company is, and shall remain, validly subsisting as a corporation in good standing under the laws of the Commonwealth of Pennsylvania; (iii) the Registration Statement shall have become effective pursuant to Rule 462(e) and such effectiveness shall not have been terminated or rescinded; (iv) the Indentures and the Debt Securities are each valid, binding and enforceable agreements of each party thereto (other than as expressly covered above in respect of the Company); and (v) there shall not have occurred any change in law affecting the validity or enforceability of such Security. We have also assumed that none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company or the Cable Guarantors with the terms of such Security will violate any applicable law or public policy or will result in a violation of any provision of any instrument or agreement then binding upon the Company or the Cable Guarantors, or any restriction imposed by any court or governmental body having jurisdiction over the Company or the Cable Guarantors.

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We are members of the Bars of the States of New York and California and the foregoing opinion is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Davis Polk & Wardwell LLP